                                                                     EXHIBIT T3G

================================================================================

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

Illinois                                                  36-3800435
(State of incorporation                                   (I.R.S. employer
if not a U.S. national bank)                              identification no.)
2 N. La Salle Street, Suite 1020, Chicago, Illinois       60602
(Address of principal executive offices)                  (Zip code)

                         International Wire Group, Inc.*
               (Exact name of obligor as specified in its charter)

Delaware                                                  43-1705942
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)

101 South Hanley Road, Suite 1050, St. Louis, Missouri    63105
(Address of principal executive offices)                  (Zip code)

--------------------------------------------------------------------------------

                      10% Secured Senior Subordinated Notes
                       (Title of the indenture securities)
================================================================================

                          *TABLE OF ADDITIONAL OBLIGORS


---------------------------------------------------------------------------------------------------
       Name                              State or other jurisdiction of          I.R.S. employer
                                         incorporation or organization           identification no.
--------------------------------------- ---------------------------------------- ------------------
IWG Resources LLC                       Nevada                                   Not applicable
--------------------------------------- ---------------------------------------- ------------------
Wire Technologies, Inc.                 Indiana                                  35-1753924
--------------------------------------- ---------------------------------------- ------------------
Omega Wire, Inc.                        Delaware                                 04-3030938
--------------------------------------- ---------------------------------------- ------------------
International Wire Rome Operations,     Delaware                                 43-1811115
Inc.
--------------------------------------- ---------------------------------------- ------------------
OWI Corporation                         New York                                 16-1405230
--------------------------------------- ---------------------------------------- ------------------
Camden Wire Co., Inc.                   New York                                 16-1075193
--------------------------------------- ---------------------------------------- ------------------


Each of the additional obligors has the following address: 101 South Hanley Road, Suite 1050, St. Louis, Missouri 63105.

ITEM 1.  GENERAL INFORMATION.

Furnish the following information as to the Trustee:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                Name                                     Address
----------------------------------------- --------------------------------------
Office of Banks & Trust Companies of the  500 E. Monroe Street
State of Illinois                         Springfield, Illinois  62701-1532

Federal Reserve Bank of Chicago           230 S. LaSalle Street,
                                          New York, N.Y.  10045

         (B)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  Yes.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

ITEM 16.  LIST OF EXHIBITS.

Exhibit 1. A copy of the Articles of Incorporation of BNY Midwest Trust Company
           (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

Exhibit 2,3. A copy of the Certificate of Authority of the Trustee as now in
           effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

Exhibit 4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

Exhibit 5. Not applicable.

Exhibit 6. The consent of the Trustee required by Section 321(b) of the Act.
           (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

Exhibit 7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

                                    SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 8th day of October, 2004.

                                        BNY Midwest Trust Company

                                        By:      /s/ Mary Callahan
                                                 -------------------------------
                                                 Name:  Mary Callahan
                                                 Title: Assistant Vice President

                                                                       EXHIBIT 7

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                       CONSOLIDATED REPORT OF CONDITION OF

                            BNY MIDWEST TRUST COMPANY
                             2 NORTH LASALLE STREET
                                   SUITE 1020
                             CHICAGO, ILLINOIS 60602

Including the institution's domestic and foreign subsidiaries completed as of the close of business on June 30, 2004, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                  ASSETS                                Thousands of  Dollars
                  ------                                ---------------------
                                                                (000)
1.   Cash and Due from Depository Institutions                 40,186

2.   U.S. Treasury Securities                                     -0-

3.   Obligations of States and Political Subdivisions             -0-

4.   Other Bonds, Notes and Debentures                            -0-

5.   Corporate Stock                                              -0-

6.   Trust Company Premises, Furniture, Fixtures and
     Other Assets Representing Trust Company Premises             658

7.   Accounts Receivable                                        5,039

8.   Goodwill                                                  86,813

9.   Intangibles                                                  -0-

10.  Other Assets                                               4,166

     (Itemize amounts greater than 15% of Line 10)

              Income Taxes Receivable                           4,109

11.  TOTAL ASSETS                                             136,862

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                       CONSOLIDATED REPORT OF CONDITION OF

                            BNY MIDWEST TRUST COMPANY
                             2 NORTH LASALLE STREET
                                   SUITE 1020
                             CHICAGO, ILLINOIS 60602


        LIABILITIES                                         Thousands of Dollars
        -----------                                         --------------------
                                                                    (000)

12.  Accounts Payable                                                     2

13.  Taxes Payable                                                      -0-

14.  Other Liabilities for Borrower Money                            25,425

15.  Other Liabilities                                               10,529

     (Itemize amounts greater than 15% of Line 14)

              Reserve for Taxes                                      10,075


16.  TOTAL LIABILITIES                                               35,956


       EQUITY CAPITAL
       --------------
17.  Preferred Stock                                                    -0-

18.  Common Stock                                                     2,000

19.  Surplus                                                         67,130

20.  Reserve for Operating Expenses                                     -0-

21.  Retained Earnings (Loss)                                        31,776

22.  TOTAL EQUITY CAPITAL                                           100,906

23.  TOTAL LIABILITIES AND EQUITY CAPITAL                           136,862

I,  Robert L. De Paola, Vice President
   -----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                             /s/ Robert L. De Paola
 -------------------------------------------------------------------------------
                (Signature of Officer Authorized to Sign Report)


Sworn to and subscribed before me this 29th day of July, 2004.

My commission expires May 15, 2007.

                                                  /s/ Joseph A. Giacobino,
                                                  -----------------------
                                                  Notary Public


Person to whom Supervisory Staff should direct questions concerning this report.


Emmie Chan                                        Assistant Treasurer
--------------------------------------------------------------------------------
Name                                                   Title


(212) 437-5639
--------------------------------------------------------------------------------
Telephone Number (Extension)


eychan@bankofny.com
--------------------------------------------------------------------------------
E-mail